Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

PowerBank Corporation

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

803 – 505 Consumers Rd., Toronto, ON, Canada M2J 4V8

Tel: 416-494-9559

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42 Street, 18 Floor

New York, New York 10168

Tel: (800) 221-0102

(Name, address and telephone number of agent for service)

With a copy to:

Timothy Ho Joseph D. Bolognese Hodgson Russ LLP 22 Adelaide St. West, Suite 2050 Toronto, Ontario, Canada M5H 4E3 (416) 595-5100	Olen Aasen General Counsel PowerBank Corporation 505 Consumers Road, Suite 803 Toronto, Ontario, Canada M2J 4V8 (416) 494-9559	Jamie Kariya Blake, Cassels Graydon LLP 3500 1133 Melville Street, Vancouver, British Columbia, Canada V6E 4E5 (604) 631-4278

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-3 (the “Registration Statement”) contains a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $200,000,000 of Common Shares, Preferred Shares, Debt Securities, Warrants, Units, and Subscription Receipts from time to time in one or more offerings, including the at-the-market offering as described below.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION OCTOBER 26, 2026

PROSPECTUS,

POWERBANK CORPORATION

$200,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Subscription Receipts

PowerBank Corporation (the “Company”) may offer and issue from time to time (each an “Offering”) any of its (i) common shares (the “Common Shares”) or preferred shares (the “Preferred Shares” and together with the Common Shares, the “Equity Securities”), (ii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, “Debt Securities”), (iii) warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the “Warrants”), (iv) units comprised of one or more of the other securities described herein (“Units”), (v) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units (“Subscription Receipts”, and together with the Equity Securities, Debt Securities, Warrants and Units, the “Securities”) of up to $200,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 36-month period that this registration statement (the “Prospectus”), including any amendments thereto remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale, as set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of Preferred Shares, the designation of the particular class and series, the number of Preferred Shares offered, the offering price, dividend rate, if any, and any other specific terms of the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, the offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other specific terms of the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants being offered; (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms of the Units being offered; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other specific terms of the Subscription Receipts offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. See “Plan of Distribution”.

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Applicable securities legislation requires the delivery to purchasers of a Prospectus Supplement containing the omitted information within a specified period of time after agreeing to purchase any of these Securities, except in cases where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The Common Shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “PBK” and on the Cboe Canada Inc. under the trading symbol “PBK”. On October 23, 2026, being the last trading day prior to the date hereof, the closing price of the Common Shares on Nasdaq was $0.1950. Unless otherwise specified in an applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of any Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The Company’s executive headquarters is located at 803 – 505 Consumers Rd., Toronto, ON, Canada M2J 4V8 and its registered and records office is located at 199 Bay St. #4000, Toronto, ON M5L 1G5, Canada.

We are a “foreign private issuer” under applicable SEC rules and will be subject to reduced public company reporting requirements for this Prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Foreign Private Issuer” for additional information.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated and governed under the laws of the Province of Ontario, Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See “Risk Factors” beginning on page 8 of this Prospectus.

In this Prospectus, all references to “dollars” or “$” are references to United States dollars unless otherwise specified.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This Prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this Prospectus is , 2026.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell Securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 as described in this Prospectus. Each time that we offer and sell Securities, we will provide a prospectus supplement to this Prospectus that contains specific information about the Securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this Prospectus with respect to that offering. If there is any inconsistency between the information in this Prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Securities, you should carefully read both this Prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and the applicable prospectus supplement to this Prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This Prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this Prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this Prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this Prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “PowerBank,” “we,” “our,” “us” and the “Company” in this Prospectus, we mean PowerBank Corporation, together with our direct and indirect wholly owned subsidiaries, unless otherwise specified.

We use our trademarks in this Prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, together with the documents incorporated by reference herein and therein, contains forward-looking statements and information about the Company which reflect management’s expectations regarding the Company’s future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements or information in future filings with Canadian and United States securities regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements or forward-looking information. All statements and information, other than statements or information of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and information, including, but not limited to statements and information preceded by, followed by, or that include words such as “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intends”, “plan”, “forecast”, “budget”, “schedule”, “project”, “estimate”, “outlook”, or the negative of those words or other similar or comparable words.

The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

●	the Company’s expectations regarding its revenue, expenses and operations;

●	industry trends and overall market growth;

●	the intentions, plans and future actions of the Company;

●	statements relating to the business and future activities of the Company;

●	intended or anticipated developments in the operations of the Company;

●	the Company’s growth strategies;

●	expectations relating to director and executive officer compensation levels;

●	the Company’s anticipated cash needs and its needs for additional financing;

●	the Company’s intention to grow the business and its operations;

●	expectations with respect to future costs;

●	the Company’s competitive position and the regulatory environment in which the Company operates;

●	the Company’s expected business objectives for the next 12 months;

●	the capacity and expected power generation from the Company’s development and IPP projects;

●	opportunities, financial condition, cash flow and overall strategy;

●	details regarding the size and expected timing associated with the Company’s project development timeline; and

●	the Company’s ability to obtain additional funds through the sale of equity or debt commitments.

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Forward-looking statements are based on certain assumptions and analyses made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. In making the forward looking statements included in this Prospectus, the Company has made various material assumptions, including but not limited to: (i) obtaining the necessary regulatory approvals; (ii) that regulatory requirements will be maintained; (iii) general business and economic conditions; (iv) the Company’s ability to successfully execute its plans and intentions; (v) the availability of financing on reasonable terms; (vi) the Company’s ability to attract and retain skilled staff; (vii) market competition; (viii) the products and services offered by the Company’s competitors; (ix) that the Company’s current good relationships with its service providers and other third parties will be maintained; and (x) government subsidies and funding for renewable energy will continue as currently contemplated. Although the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and the Company cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, prospective purchasers of Securities should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”, which include:

●	the Company may be adversely affected by volatile solar and renewable power market and industry conditions; in particular, the demand for its services may decline, which may reduce its revenues and earnings;

●	the execution of the Company’s growth strategy depends upon the continued availability of third-party financing arrangements for the Company and its customers;

●	the Company’s future success depends partly on its ability to expand the pipeline of its energy business in several key markets;

●	governments may revise, reduce or eliminate incentives and policy support schemes for solar, renewable and battery storage power, which could cause demand for the Company’s services to decline;

●	general global economic conditions may have an adverse impact on our operating performance and results of operations;

●	the Company’s project development and construction activities may not be successful;

●	developing and operating solar and renewable projects exposes the Company to various risks;

●	the Company faces a number of risks involving power purchase agreements (“PPAs”) and project-level financing arrangements, including failure or delay in entering into PPAs, defaults by counterparties and contingent contractual terms;

●	the Company is subject to numerous laws, regulations and policies at the national, regional and local levels of government in the markets where it does business. Any changes to these laws, regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar and renewable power and battery storage products, solar projects and solar and renewable electricity;

●	the markets in which the Company competes are highly competitive and evolving quickly;

●	an anti-circumvention investigation could adversely affect the Company by potentially raising the prices of key supplies for the construction of solar and renewable power projects;

●	the Company’s quarterly operating results may fluctuate from period to period;

●	the impact of tariffs;

●	foreign exchange rate fluctuations;

●	risks related to the Company’s foreign private issuer status;

●	risks related to the Company’s “passive foreign investment company” status within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended;

●	a change in the Company’s effective tax rate can have a significant adverse impact on its business;

●	seasonal variations in demand linked to construction cycles and weather conditions may influence the Company’s results of operations;

●	the Company may be unable to generate sufficient cash flows or have access to external financing necessary to fund planned operations and make adequate capital investments in solar project development;

●	the Company may incur substantial additional indebtedness in the future;

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●	the Company is subject to risks from supply chain issues;

●	risks related to inflation;

●	unexpected warranty expenses that may not be adequately covered by the Company’s insurance policies;

●	if the Company is unable to attract and retain key personnel, it may not be able to compete effectively in the renewable energy market;

●	there are a limited number of purchasers of utility-scale quantities of electricity and entities that have the ability to interconnect projects to the grid, which exposes the Company and its utility scale solar projects to additional risk;

●	compliance with environmental laws and regulations can be expensive;

●	corporate responsibility, specifically related to Environmental, Social and Governance matters and unsuccessful management of such matters may adversely impose additional costs and expose the Company to new risks;

●	the impact of any global pandemic on the Company is unknown at this time and the financial consequences of this situation cause uncertainty as to the future and its effects on the economy and the Company;

●	the Company has limited insurance coverage;

●	the Company will be reliant on information technology systems and may be subject to damaging cyberattacks;

●	the Company does not anticipate paying cash dividends;

●	the Company may become subject to litigation;

●	discretion of the Company on use of the net proceeds of any securities offerings;

●	no guarantee on how the Company will use its available funds;

●	the Company is subject to additional regulatory burden resulting from its public listing on the Cboe Canada Inc. and Nasdaq;

●	the market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control;

●	future sales of Common Shares by existing shareholders could reduce the market price of the Company’s Common Shares;

●	the Company’s ability to obtain additional funds through the sale of equity or debt commitments;

●	a liquid market for the Common Shares may not develop;

●	the Company will continue to sell securities for cash to fund operations, capital expansion, mergers and acquisitions that will dilute the current shareholders; and

●	future dilution as a result of financings.

These factors should not be considered exhaustive. If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements prove incorrect, actual results might vary materially from those anticipated in those forward-looking statements. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements or information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements and information contained herein are made as of the date of this Prospectus and the documents incorporated by reference therein and, other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement or information. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this Prospectus and the documents incorporated by reference herein. All forward-looking statements and information disclosed in this Prospectus and the documents incorporated by reference are qualified by this cautionary statement.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this Prospectus entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”, and sections under similar headings in our annual report on Form 20-F for the year ended June 30, 2026, our consolidated financial statements and the related notes incorporated by reference in this Prospectus and all other information included or incorporated by reference in this Prospectus.

General

PowerBank Corporation is presently traded on Nasdaq with the ticker symbol “PBK”. The Company was incorporated under the Business Corporations Act (Ontario) (“OBCA”) on September 23, 2013 as 2389017 Ontario Inc. On October 11, 2013, its name was changed to Abundant Solar Energy Inc. On October 7, 2022, it completed a share split on a 1:160 basis. On October 17, 2022, it amended its Articles to establish an authorized capital consisting of an unlimited number of Common Shares. On October 17, 2022 its name was changed to SolarBank Corporation. On July 23, 2025, its name was changed to PowerBank Corporation. The principal business of the Company is acting as an independent renewable and clean energy project developer, power producer and asset operator based in Canada and the United States.

The executive headquarters of the Company are situated at 803 – 505 Consumers Rd., Toronto, ON, Canada M2J 4V8. The registered and records office of the Company is located at 199 Bay St. #4000, Toronto, ON M5L 1G5, Canada.

The Company’s website address is www.powerbankcorp.com. Information contained on, or accessible from, the Company’s website does not constitute part of this Prospectus.

Overview

The following description of the Company does not contain all of the information about the Company and its assets and business. You should carefully read the entire Prospectus, any accompanying Prospectus Supplement, including the sections titled “Risk Factors”, as well as the documents incorporated by reference herein and therein before making an investment decision.

The Company is an independent renewable and clean energy project developer, power producer and asset operator based in Canada and the United States. The Company is engaged in the development, construction and operation of solar photovoltaic (“PV”) power generation projects and Battery Energy Storage Systems (“BESS”) projects in Canada and the United States. The Company’s mission is to support the energy transition in North America through deployment of clean energy at a distributed scale closer to where consumption occurs. Its objective is to scale-up as a leading developer, owner and operator of a significant fleet of distributed renewable power assets that have economic and technical value. The Company originates, develops, designs and builds solar power projects and BESS.

The Company focuses on grid connected solar PV electricity power plants and BESS. With its full in-house development, engineering and construction expertise, the Company’s capabilities span the value chain from development, EPC (as defined herein), financing, and operating as an Independent Power Producer (“IPP”). The Company’s core business consists of:

●	Development: The Company identifies, evaluates and secures control of suitable solar, BESS and other renewable development sites; obtains grid interconnection from utilities; acquires permits from government authorities; and engages solar energy subscribers and/or Power Purchase Agreement (“PPA”) clients as off-takers. A PPA, also referred to as an off-take agreement, is a contract between two parties, one which generates electricity (the seller) and one which is looking to purchase electricity (the buyer or off-taker). The PPA defines all of the commercial terms for the sale of electricity between the two parties, including when the project will begin commercial operation, schedule for delivery of electricity, penalties for under delivery, payment terms, and termination. A PPA requires active management to reconcile monthly deliveries, penalties and payment for electricity.

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●	Engineering, Procurement and Construction (“EPC”): The Company engineers, procures and constructs safe, efficient, eco-friendly, solar and BESS for industrial, commercial, community and utility electricity market, using high engineering standards and the latest technology.

●	Financing: The Company secures sponsor equity, tax equity, long-term debt, and construction financing to deploy BESS, solar and other renewable power plants.

●	Independent Power Producer: The Company commenced operating as an IPP in 2023. Previously the Company was carrying out one of the core functions of an IPP as it operates and maintains solar power plants for maximized production (O&M services described further below) and oversees solar power subscribers through two customer support centers in Boston and Chicago. The Company manages PPA and off-take agreements as an asset manager.

●	Operations and Maintenance (“O&M”): This refers to the set of activities, most of them technical in nature, which enable power plants to perform their task of producing energy at or above the expected level of performance, in compliance with applicable regulations. It encompasses several ongoing maintenance processes along with the replacement and disabling of broken and damaged system and structural components. O&M is essential to ensuring that BESS, solar and other renewable power plants sustain themselves for their expected system life. O&M consists of three fundamental and principal functions:

○	Preventative maintenance.

○	Reactive maintenance: rapid identification, analysis, and resolution of issues and problems.

○	Comprehensive and detailed monitoring and reporting with adequate and requisite transparency.

The Company generates revenues via a diverse portfolio of distributed and community solar projects across multiple solar markets including projects with host off-takers and community solar projects under programs such as Feed-In-Tariff (“FIT”), Value of Distributed Energy Resources, and PPAs. The Company develops solar projects that sell electricity to commercial, industrial, municipal, residential and utility off-takers.

Recent Developments

ATM Program

On September 30, 2026, the Company announced the termination of the At-The-Market equity offering program that was established in February, 2026.

Nasdaq Listing Compliance

On October 1, 2026 the Company announced that it has received written notification from the Nasdaq granting the Company an additional 180-day period, or until March 28, 2027, to regain compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). The Company satisfies the continued listing requirement for market value of publicly held shares and all other applicable listing requirements for initial listing on the Nasdaq Capital Market, except for the minimum bid price requirement.

The notification has no immediate effect on the listing or trading of the Company’s Common Shares, which will continue to trade on the Nasdaq Capital Market under the symbol “PBK”. If, at any time during the additional compliance period, the closing bid price of the Company’s Common Shares is at least US$1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has regained compliance, and the matter will be closed.

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The Company received an initial notification from Nasdaq indicating that it was not in compliance with the minimum bid price requirement and was provided an initial 180-day compliance period through September 29, 2026. In connection with its request for an additional compliance period, the Company applied to transfer the listing of its Common Shares from the Nasdaq Global Market to the Nasdaq Capital Market. The transfer was approved by Nasdaq on September 30, 2026 and became effective on October 1, 2026.

The Company intends to continue monitoring the closing bid price of its Common Shares between now and March 28, 2027, and will evaluate all available options during the second compliance period to rectify the deficiency and regain compliance with the minimum bid price requirement. The Company’s Common Shares will continue to be listed and traded on the Nasdaq Capital Market during this period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer as defined in Section 405 of the Securities Act. As long as we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. In this Prospectus and in the documents and information incorporated by reference in this Prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this Prospectus and in the documents incorporated by reference in this Prospectus may be different than the information you receive from other public companies in which you hold equity securities.

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RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities. You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended June 30, 2026 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to Our Business

PowerBank has determined there is substantial doubt about its ability to continue as a going concern.

Based on the Company’s current level of expenditures and forecast cash flows, its existing liquidity and forecasted internally generated cash flows are not sufficient to fund its operations and meet its obligations throughout the period for at least the next twelve months from the issuance date of these consolidated financial statements. The Company will require additional financing to fund its ongoing operations and meet its obligations as they become due. Management is pursuing additional liquidity through a combination of equity financing, debt refinancing, project financing and asset monetization. Management is also evaluating measures to conserve cash, including operating cost reductions and enhanced management of working capital.

As of the date of this Prospectus the Company has not obtained binding commitments sufficient to fund all of its forecast liquidity requirements. The Company’s financing initiatives are subject to market conditions, counterparty participation, regulatory approvals where applicable, and the negotiation of acceptable terms. There can therefore be no assurance that the required financing or other liquidity initiatives will be completed when needed or in amounts sufficient to fund the Company’s obligations.

While the Company has been successful in obtaining financing to date and believes it will be able to obtain sufficient funds in the future and ultimately achieve profitability and positive cash flows from operations, there can be no certainty that these events will occur. These events and conditions indicate that a material uncertainty exists that raises substantial doubt on the Company’s ability to continue as a going concern and, therefore, that the Company may be unable to realize its assets and discharge its liabilities in the normal course of business.

The consolidated financial statements of the Company do not include any adjustments to the amounts and classification of assets and liabilities and related expenses that might be necessary should the Company be unable to continue as a going concern, and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business at amounts different from those stated herein. Such adjustments could be material.

The Company may be adversely affected by volatile solar power market and industry conditions; in particular, the demand for its services may decline, which may reduce its revenues and earnings.

Our business is affected by conditions in the solar power market and industry. We believe that the solar power market and industry may from time to time experience oversupply. When this occurs, many solar power project developers and solar system installers, may be adversely affected.

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The solar power market is still at a relatively early stage of development, and future demand for solar power products and services is uncertain. Market data for the solar power industry is not as readily available as for more established industries, where trends are more reliably assessed from data gathered over a longer period of time. In addition, demand for solar power products and services in our largest end markets, including the U.S, may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of solar power technology and the demand for solar power products, including:

●	the cost-effectiveness, performance and reliability of solar power products and services compared to conventional and other renewable energy sources and products and services;

●	the availability of government incentives to support the development of the solar power industry;

●	the availability and cost of capital, including long-term debt and tax equity, for solar projects;

●	the success of other alternative energy technologies, such as wind power, hydroelectric power, clean hydrogen, geothermal power, nuclear and biomass fuel;

●	fluctuations in economic and market conditions that affect the viability of conventional and other renewable energy sources, such as increases or decreases in the prices of oil, gas and other fossil fuels;

●	capital expenditures by end users of solar power products and services, which tend to decrease when the economy slows; and

●	the availability of favorable regulation for solar power within the electric power industry and the broader energy industry.

If solar power technology is not suitable for widespread adoption or if sufficient demand for solar products and services does not develop or takes longer to develop than we anticipate, our revenues may suffer and we may be unable to sustain our profitability.

The execution of our growth strategy depends upon the continued availability of third-party financing arrangements for us and our customers, which is affected by general economic conditions. Tight credit markets could depress demand or prices for solar power products and services, hamper our expansion and materially affect our results of operations.

Most solar projects require financing for development and construction with a mixture of equity and third-party funding. The cost of capital affects both the demand and price of solar power systems. A high cost of capital may materially reduce the internal rate of return for solar projects.

Furthermore, solar projects compete for capital with other forms of fixed income investments such as government and corporate bonds. Some classes of investors compare the returns of solar projects with bond yields and expect a similar or higher internal rate of return, adjusted for risk and liquidity. Higher interest rates could increase the cost of existing funding and present an obstacle for future funding that would otherwise spur the growth of the solar power industry. In addition, higher bond yields could result in increased yield expectations for solar projects, which would result in lower system prices. In the event that suitable funding is unavailable, our customers may be unable to pay for services they have agreed to purchase and we may be unable to develop our own solar power projects. It may also be difficult to collect payments from customers facing liquidity challenges due to either customer defaults or financial institution defaults on project loans. Constricted credit markets may impede our expansion plans and materially and adversely affect our results of operations. The cash flow of a solar power project may be derived from government-funded or government-backed Feed-In Tariffs (“FITs”). Consequently, the availability and cost of funding solar projects is determined in part based on the perceived sovereign credit risk of the country where a particular project is located.

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In light of the uncertainty in the global credit and lending environment, we cannot make assurances that financial institutions will continue to offer funding to solar project or BESS project developers at reasonable costs. An increase in interest rates or a decrease in funding of capital projects within the global financial market could make it difficult to fund solar power systems and potentially reduce the demand for solar projects, which may materially and adversely affect our business, results of operations, financial condition and prospects.

Our future success depends partly on our ability to expand the pipeline of our energy business in several key markets, which exposes us to a number of risks and uncertainties.

Historically, our provision of solar power project development services has accounted for the majority of our revenues. While we plan to continue to monetize our current portfolio of solar and BESS projects in operation, we also intend to grow our energy business by developing and selling, or owning and operating more solar and BESS projects, including those that we develop and those that we acquire from third parties. As we do, we will be increasingly exposed to the risks associated with these activities. Further, our future success largely depends on our ability to expand our solar and BESS project pipeline. The risks and uncertainties associated with our energy business, and our ability to expand our solar and BESS project pipeline, include:

●	the uncertainty of being able to sell the projects, receive full payment for them upon completion, or receive payment in a timely manner;

●	the need to raise significant additional funds to develop greenfield or purchase late stage solar or BESS projects, which we may be unable to obtain on commercially reasonable terms or at all;

●	delays and cost overruns as a result of a number of factors, many of which are beyond our control, including construction and procurement price inflation, delays in regulatory approvals, grid connection, supply chain of our suppliers or availability of components, construction and installation, and customer acceptance testing;

●	delays or denial of required regulatory approvals by relevant government authorities, as a result of, among others, poor management of permitting process, including lack or resources and opaqueness of administrative measures;

●	diversion of significant management attention and other resources; and

●	failure to execute our project pipeline expansion plan effectively.

If we are unable to successfully expand our energy business, and, in particular, our solar and BESS project pipeline, we may be unable to expand our business, maintain our competitive position, improve our profitability and generate cash flows.

Governments may revise, reduce or eliminate incentives and policy support schemes for solar and battery storage power, which could cause demand for our products to decline.

Historically, the market for on-grid applications, where solar power supplements the electricity a customer purchases from the utility network or sells to a utility under a FIT, depends largely on the availability and size of government subsidy programs and economic incentives. Until recently, the cost of solar power exceeded retail electricity rates in many locations. Government incentives vary by geographic market. Governments in many countries provided incentives in the form of FITs, rebates, tax credits, renewable portfolio standards, auctions for Contracts for Difference, Feed-in Premium and other incentives. These governments implemented mandates to end-users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. However, these government mandates and economic incentives in many markets either have been or are scheduled to be reduced or eliminated altogether, and it is likely that eventually incentives for solar and alternative energy technologies will be phased out completely. Over the past few years, the cost of solar energy has declined, and the industry has become less dependent on government incentives. The governments in many of our largest markets, including the United States, continue to provide incentives and policy support schemes for investments in solar power that will directly benefit the solar industry. However, at the federal level in the United States there is less support under the current administration for renewable energy projects, as demonstrated by the earlier phase out of certain tax credits that were available under the IRA. We believe that the near-term growth of the market partially depends on the availability and size of such government incentives.

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While solar and BESS projects may continue to offer attractive internal rates of return, it is unlikely that these rates will be as high as they were in the past. If internal rates of return fall below an acceptable rate for project investors, and governments continue to reduce or eliminate incentives for solar power, this may cause a decrease in demand and considerable downward pressure on solar and BESS systems and therefore negatively impact the value of solar projects. The reduction, modification or elimination of government incentives in one or more of our markets could therefore materially and adversely affect the growth of such markets or result in increased price competition, either of which could cause our revenues to decline and harm our financial results.

Operational risks associated with becoming an Independent Power Producer

As the Company is an IPP, there are certain risks associated with the ownership and operation of solar power and BESS projects.

The Company could fail to optimize operations at its facilities due to a shortfall in operational efficiency or resource optimization, or owing to inadequate maintenance plans or operation in extreme conditions. The Company’s facilities are subject to the risk of equipment failure due to deterioration of the asset resulting from wear and tear, age, hidden defects or design errors, or to extreme weather. The ability of solar power and BESS projects to generate the maximum amount of power is a key determinant of the Company’s profitability. If the solar power or BESS projects require longer downtime than expected for maintenance and repairs, or if power production is suspended for other reasons, it could adversely affect the Company’s profitability.

Furthermore, the amount of power generated by the Company’s solar power projects is dependent on sunlight, which is naturally variable. Although the Company believes that past resource studies and production data collected demonstrate that the sites are economically viable, historical data and engineering forecasts may not accurately reflect the strength and consistency of resources in the future. If resources are insufficient, the assumptions underlying the financial projections for the volume of electricity to be produced by solar power projects might not materialize, which could have a material adverse effect on the Company’s cash flows and profitability.

The Company’s ability to sell electricity is impacted by the availability of the various power transmission and distribution systems in each jurisdiction in which it operates. The failure of existing transmission or distribution facilities or the lack of adequate transmission capacity would have a material adverse effect on the Company’s ability to deliver electricity to its various counterparties, thereby adversely impacting the Company’s operating results, financial position or prospects.

The ownership and operation of the Company’s solar power and BESS projects also carry an inherent risk of liability related to worker health and safety, including the risk of government-imposed orders to remedy unsafe conditions, of potential penalties for contravention of health and safety laws, licenses, permits and other approvals, and of potential civil liability for the Company. Compliance with health and safety laws (and any future changes to these laws) and the requirements of licenses, permits and other approvals will remain material to the Company. In addition, the Company may become subject to government orders, investigations, inquiries or civil suits relating to health and safety matters. Potential penalties or other remediation orders could have a material adverse effect on the Company’s business and results of operations.

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Risks Related to Any Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be No assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is No public market for the Warrants, Preferred Shares, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, we do not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be No assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

Changes to U.S. tax laws, including recently enacted legislation, may adversely affect the Company and holders of the Securities.

U.S. federal income tax laws are subject to change, including through legislative, administrative, and judicial action. On July 4, 2025, the President of the United States signed into law comprehensive tax legislation commonly referred to as the “One Big Beautiful Bill Act” (the “OBBBA”). The OBBBA includes a broad range of provisions that may affect U.S. federal income tax considerations applicable to investors in the Securities, as well as the Company’s operations and financial results.

The application and interpretation of the OBBBA remain subject to evolving guidance from the U.S. Treasury Department, the Internal Revenue Service (the “IRS”), and the courts. As a result, the impact of the OBBBA on the Company and on an investment in the Securities is uncertain and could differ materially from current expectations.

In addition, further changes to U.S. federal income tax laws may occur in the future, including potential technical corrections, administrative guidance, or new legislation, which could have retroactive effect. Any such changes could adversely affect the tax consequences to holders of the Securities or the Company’s business, financial condition and results of operations.

Prospective investors should consult their own tax advisors regarding the OBBBA and any other changes in applicable tax law, and the potential consequences of an investment in the Securities in light of their particular circumstances.

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MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been No material changes to our operations that have occurred since June 30, 2026, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this Prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of Securities for working capital requirements, general corporate purposes and the advancement of its business objectives.

In order to raise additional funds to finance future growth opportunities, the Company may, from time to time, issue Securities. More detailed information regarding the use of proceeds from the sale of Securities will be described in a Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of common shares. As of October 26, 2026, 61,878,420 common shares are issued and outstanding.

Registered holders of common shares are entitled to receive notice of and attend all meetings of shareholders of the Company, and are entitled to one vote for each Common Share held at a meeting of shareholders other than meetings at which only the holders of any other class or series of shares of the Company may be issued or outstanding from time to time or are entitled to vote as a separate class or series. In addition, holders of common shares are entitled to receive on a pro rata basis dividends if, as and when declared by the Board and, upon liquidation, dissolution or winding-up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares, including preferred shares, ranking in priority to, or equal with, the holders of the common shares.

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DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue Preferred Shares. Subject to obtaining all necessary corporate and regulatory approvals and amending the articles of the Company to authorize the creation and issuance of Preferred Shares, in one or more classes or series, in accordance with the provisions of the OBCA and the Articles of the Company, the Board may fix from time to time before each issuance of a class or series of Preferred Shares, the number of Preferred Shares comprising each class or series and the designation, rights, privileges, restrictions and conditions attaching to each class or series of Preferred Shares including, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares of each class or series will be entitled, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, or any other return of capital or distribution, to a preference over the Common Shares and over any other shares of the Company ranking by their terms junior to the Preferred Shares of that class or series. The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that class or series of Preferred Shares as fixed by the Board, including, as applicable:

●	the number of Preferred Shares offered and the offering price of the Preferred Shares;

●	the designation and any stated value of the Preferred Shares;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

●	the date from which dividends on the Preferred Shares will accumulate, if applicable;

●	the liquidation rights of the Preferred Shares;

●	the procedures for auction and remarketing, if any, of the Preferred Shares;

●	the sinking fund provisions, if applicable, for the Preferred Shares;

●	the redemption provisions, if applicable, for the Preferred Shares;

●	whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

●	whether the Preferred Shares will have voting rights and the terms of any voting rights;

●	whether the Preferred Shares will be listed on any securities or stock exchange or on any automated dealer quotation system;

●	whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

●	any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

The applicable Prospectus Supplement will also contain a discussion of any material Canadian income tax and U.S. federal income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

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DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities (“Equity Warrants”) or for the purchase of Debt Securities (“Debt Warrants”).

Warrants may be issued independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent. The applicable Prospectus Supplement relating to any Warrants that the Company offers will describe the particular terms of those Warrants and include specific terms relating to the offering.

The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Prospective investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement or form of warrant certificate relating to an offering or Warrants will be filed by the Company with SEC, and will be available electronically at www.sec.gov/edgar.

Equity Warrants

The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Equity Warrants;

●	the price at which the Equity Warrants will be offered;

●	the currency or currencies in which the Equity Warrants will be offered;

●	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

●	the number of Equity Securities that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Equity Securities that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

●	whether the Company will issue fractional shares;

●	whether the Company has applied to list the Equity Warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

●	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

●	the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

●	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material Canadian and U.S. federal income tax consequences of owning the Equity Warrants; and

●	any other material terms or conditions of the Equity Warrants.

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Debt Warrants

The particular terms of each issue of debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Debt Warrants;

●	the price at which the Debt Warrants will be offered;

●	the currency or currencies in which the Debt Warrants will be offered;

●	the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

●	the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

●	the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

●	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

●	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

●	material Canadian and U.S. federal income tax consequences of owning the Debt Warrants; and

●	any other material terms or conditions of the Debt Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

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DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be offered; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent Global Securities and the basis of exchange, transfer and ownership thereof; (ix) whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system; (x) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (xi) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

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DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or in combination with one or more other Securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Equity Securities, Debt Securities, Warrants, Units or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or the laws of the United States or a state thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the SEC and such Subscription Receipt Agreement will be available electronically at www.sec.gov/edgar.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

●	the designation and aggregate number of Subscription Receipts being offered;

●	the price at which the Subscription Receipts will be offered;

●	the designation, number and terms of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Equity Securities, Debt Securities, Warrants, Units or any combination thereof;

●	the procedures for the issuance and delivery of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

●	the identity of the Escrow Agent;

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold Equity Securities, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

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●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	whether the Company will issue the Subscription Receipts as Global Securities and, if so, the identity of the depository for the Global Securities;

●	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Equity Securities, Debt Securities, Warrants or other the Company securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

●	whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;

●	material Canadian and U.S. federal income tax consequences of owning the Subscription Receipts; and

●	any other material terms or conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Equity Securities, Debt Securities, Warrants, Units or any combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

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DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

●	the title of the Debt Securities;

●	any limit on the aggregate principal amount of the Debt Securities;

●	the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

●	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

●	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

●	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

●	the covenants applicable to the Debt Securities;

●	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

●	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

●	whether the Debt Securities will be secured or unsecured;

●	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

●	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

●	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

●	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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●	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

●	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

●	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

We may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this Prospectus.

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TRADING

The Company’s Common Shares are listed for trading on Nasdaq under the symbol “PBK” and Cboe Canada Inc. under the symbol “PBK”.

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of Securities under any Offering.

SEC registration fees		$34,525
FINRA filing fee		38,000
Printing Expenses		(1)
Legal fees and expense		(1)
Accountants’ fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)
Total	$

Notes:

(1)	These fees cannot be estimated at this time as they are calculated based on the Securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of Securities will be included in the applicable Prospectus Supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), and the regulations promulgated thereunder, whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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EXPERTS

The financial statements of PowerBank Corporation as of and for the years ended June 30, 2026, 2025, and the retrospective adjustments to the 2024 financial statements, incorporated by reference in this Prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The Company’s former external auditor, ZH CPA, LLC, confirmed that it was independent of the Company in accordance with the U.S. federal securities laws and applicable rules and regulations of the Securities and Exchange Commission, the Colorado State Board of Accountancy and the Public Company Accounting Oversight Board (United States) until January 13, 2025.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of us by Blake, Cassels & Graydon LLP with respect to matters of Canadian law and by Hodgson Russ LLP with respect to matters of United States law.

INTEREST OF EXPERTS AND COUNSEL

Not applicable.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of Ontario. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws.

Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be No assurance that United States investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland, in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from PowerBank Corporation, at 803 – 505 Consumers Rd., Toronto, ON, Canada M2J 4V8, telephone: (416) 494-9559 or by accessing the disclosure documents through the internet on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System at www.sec.gov/edgar.

The following documents, filed with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2026 filed with the SEC on September 28, 2026;

●	the information contained in our Reports on Form 6-K September 30, 2026 (including Exhibit 99.1), Form 6-K October 1, 2026 (including Exhibit 99.1, Form 6-K October 8, 2026 (including Exhibits 99.1, 99.2 and 99.3), and Form 6-K October 26, 2026 (including Exhibit 99.1).

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Exchange Act prior to the termination of the Offering made by this Prospectus. We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of any related Offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our head office at 803 – 505 Consumers Rd., Toronto, ON, Canada M2J 4V8 during normal business hours.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Ontario Business Corporations Act (“OBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with such a proceeding.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity if (a) he/she acted honestly and in good faith with a view to the best interests of the Corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his/her conduct was lawful.

Under the OBCA, we are permitted to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify, including but not limited to the indemnity permitted under the OBCA, him or her for losses reasonably incurred by reason of being or having been a director or officer; provided that, we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful, and in so acting was in breach of the obligations under the indemnity agreement.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

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Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement for Common Shares, Warrants, Preferred Shares, Subscription Receipts, Debt Securities, Units
4.1	Articles of SolarBank Corporation
4.2	Certificate of Change of Name of SolarBank Corporation to PowerBank Corporation
4.3	Powerbank Corporation Stock Incentive Plan, as amended
4.4	Form of Debenture Indenture
4.5	Form of Specimen Stock Certificate
4.6*	Form of Warrant Indenture
4.7*	Form of Subscription Receipt Agreement
4.8*	Form of Unit Agreement
5.1	Opinion of Blake Cassels Graydon LLP regarding legality of securities being registered
5.3	Opinion of Hodgson Russ LLP
23.1	Consent of Deloitte LLP
23.2	Consent of ZH CPA, LLC
23.3	Consent of Blake Cassels Graydon LLP (included in Exhibit 5.1)
23.5	Consent of Hodgson Russ LLP (included in Exhibit 5.3)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

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Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on October 26, 2026.

POWERBANK CORPORATION

By:	/s/ Richard Lu
Name:	Richard Lu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of PowerBank Corporation, hereby severally constitute and appoint Richard Lu and Nicole Rusaw, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Richard Lu	Chief Executive Officer, Director	October 26, 2026
Richard Lu	(Principal Executive Officer)

/s/Nicole Rusaw	Chief Financial Officer	October 26, 2026
Nicole Rusaw	(Principal Financial and Accounting Officer)

/s/Andrew van Doorn	President and Chief Operating Officer	October 26, 2026
Andrew van Doorn

/s/Matt Wayrynen	Director	October 26, 2026
Matt Wayrynen

/s/Paul Sparkes	Director	October 26, 2026
Paul Sparkes

/s/Chelsea Nickles	Director	October 26, 2026
Chelsea Nickles

/s/Paul Pasalic	Director	October 26, 2026
Paul Pasalic

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of PowerBank Corporation in the United States, on October 26, 2026.

Cogency Global Inc.

as authorized U.S. representative for PowerBank Corporation

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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